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                                                                   EXHIBIT 10.41

                     METLIFE ANNUAL VARIABLE INCENTIVE PLAN

ARTICLE 1. PURPOSE, EFFECTIVENESS, AND DURATION

         1.1 PURPOSE OF THE PLAN. The purpose of the MetLife Annual Variable Incentive Plan (the "Plan") is to align total annual pay with the Company's annual financial business results, provide competitive levels of pay for competitive levels of Company performance, and make a competitive portion of total compensation variable based on Company, business unit, and individual performance.

         1.2 EFFECTIVE DATE. The Plan shall become effective on the Effective Date and shall amend, restate, and supersede the prior Annual Variable Incentive Plan if approved by the Board and shareholders of the Company. In the absence of shareholder approval, the Plan and any Awards granted pursuant to the Plan prior to the date of such approval shall be null and void.

         1.3 DURATION OF THE PLAN. The Plan shall remain in effect indefinitely, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article 9 herein.

ARTICLE 2. DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

         2.1 "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.

         2.2 "AWARD" means an annual incentive compensation award payable under this Plan and subject to its terms.

         2.3 "BENEFICIARY" means the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan, if any, in the event of the Participant's death.

         2.4 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.5 "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

         2.6 "COMMITTEE" means the Compensation Committee of the Board, or such other committee as may be appointed by the Board for the purpose of administering the Plan.

         2.7 "COMPANY" means MetLife, Inc., a Delaware corporation, or any successor thereto.

         2.8 "DIRECTOR" means any individual who is a member of the Board of Directors.

         2.9      "EFFECTIVE DATE" means January 1, 2004.

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         2.10     "EMPLOYEE" means any employee of the Company or an Affiliate.
                  Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees to whom Awards may be granted on the terms and conditions set forth in the Plan, or (in the case of any individuals who are not Insiders) on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

         2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.12 "INSIDER" means an individual who is, on the relevant date, subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.13 "PARTICIPANT" means an Employee of the Company or an Affiliate who has been selected to receive an Award under the terms of the Plan.

         2.14 "PERFORMANCE-BASED COMPENSATION" means compensation to an Insider pursuant to an Award that is granted in order to provide remuneration solely on account of the attainment of one or more preestablished, objective Performance Measures under circumstances that satisfy the requirements of Code
                  Section 162(m).

         2.15 "PERFORMANCE GOAL" means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more of the Performance Measures.

         2.16 "PERFORMANCE MEASURES" means measures as described in Article 5, the attainment of one or more of which shall, as determined by the Committee, determine whether Awards shall be payable as Performance-Based Compensation.

         2.17     "PLAN" means the MetLife Annual Variable Incentive Plan.

         2.18 "VOTING POWER" shall mean such number of Voting Securities as shall enable the holders thereof to cast a specified percentage of the votes which could be cast in an annual election of directors of a company.

         2.19 "VOTING SECURITIES" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company

ARTICLE 3. ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Each Employee is eligible to participate in the Plan.

         3.2 PARTICIPATION. Subject to the provisions of the Plan, the Committee may from time to time select from all eligible Employees those to whom Awards shall be granted.

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ARTICLE 4. AWARD TERMS

         4.1 GRANT OF AWARDS. The Committee shall grant all Awards on and after the Effective Date and determine in its discretion the amount, nature, and any and all terms and conditions permissible by law of each Award. Subject to the requirements of Code Section 162(m) with regard to Awards intended to be Performance-Based Compensation, the Committee may grant Awards (a) in advance of and contingent upon the attainment of any performance criteria or other contingencies applicable to the Award; (b) following the attainment of any performance criteria or other contingencies the Committee previously made prospectively applicable to an anticipated or possible Award; or (c) that are and were not contingent upon the attainment of any performance criteria or other contingencies.

         4.2 MAXIMUM LIMIT REGARDING AWARDS. The maximum aggregate amount awarded or credited with respect to an Award to any one Participant in any one-year period may not exceed ten million dollars ($10,000,000.00) determined as of the date the Award is payable.

         4.3 FORM OF PAYMENT. All Awards granted under this Plan shall, if payable, be payable in cash unless otherwise determined by the Committee.

         4.4 DEFERRAL OF AWARD. Notwithstanding any other provision of the Plan, the Committee may permit or require a Participant to defer such Participant's receipt of any Award under the terms of this Plan or another plan. To the extent such deferral is permitted by the Committee under the terms of this Plan rather than another plan, the Committee shall establish rules and procedures for such deferrals as it sees fit.

ARTICLE 5. PERFORMANCE-BASED COMPENSATION

         Notwithstanding any other terms of this Plan, the vesting, payability, or value (as determined under the performance formula set by the Committee) of each Award that the Committee intends, at time of grant, to be Performance-Based Compensation to an Insider shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Code Section 162(m). The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s) or such earlier time as required to comply with Code Section 162(m). No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain discretion to reduce the value below such maximum.

         Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 5, the Performance Goal(s) upon which the payment of an Award to an Insider that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

         (a)      Net earnings or net income (before or after taxes);

         (b)      Earnings per share;

         (c)      Net sales growth;

         (d)      Net operating profit;

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         (e)      Operating earnings;

         (f)      Operating earnings per share

         (g) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

         (h) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

         (i) Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

         (j)      Gross or operating margins;

         (k)      Productivity ratios;

         (l) Share price (including, but not limited to, growth measures and total shareholder return);

         (m)      Expense targets;

         (n)      Margins;

         (o)      Operating efficiency;

         (p)      Customer satisfaction;

         (q)      Employee and/or Agent satisfaction;

         (r)      Working capital targets;

         (s)      Economic Value Added

         (t)      Revenue growth;

         (u)      Assets under management growth; and

         (v)      Rating Agencies' ratings.

         Any Performance Measure may be used to measure the performance of the Company as a whole, any Affiliate, any business unit of the Company or any Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting or payability of any Award based on the achievement of Performance Goal(s).

         The Committee may provide that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Insider, they shall be prescribed in a form that meets the requirements of Code
Section 162(m) for deductibility.

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Insiders that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

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ARTICLE 6. TERMINATION OF EMPLOYMENT

         The Committee shall determine the extent to which the Participant shall have the right to receive an Award following termination of the Participant's employment with the Company or an Affiliate. Such terms need not be uniform among all Participants and Awards, and may reflect distinctions based on the reasons for termination or any other bases permissible by law.

ARTICLE 7. BENEFICIARY DESIGNATION

         A Participant may designate a Beneficiary or change a previous Beneficiary by using forms and following procedures approved or accepted by the Company or an Affiliate for that purpose. If, at the Participant's death, no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan, the Beneficiary shall be the Participant's surviving spouse or, should the Participant have no surviving spouse, the Participant's estate. The Committee may, in its discretion, modify the foregoing, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this
Article 7, or both, in favor of another method of determining beneficiaries.

ARTICLE 8. ADMINISTRATION

         8.1 GENERAL. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, Affiliates, and all other interested parties.

         8.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards, to determine the terms and conditions of Awards, and to adopt such rules, regulations, and guidelines for administering the Plan or exercising any of its rights or responsibilities as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 9, adopting modifications and amendments.

         8.3 DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Committee may not delegate any of its non-administrative powers with respect to Awards intended to be Performance-Based Compensation, and provided further, that the member(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated pursuant to this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any person(s) such administrative duties or powers as it may deem advisable.

ARTICLE 9. AMENDMENT AND TERMINATION OF THE PLAN

         9.1 AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. No amendment of the Plan shall be effective without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

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         9.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR
NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Adjustment to Awards constituting Performance-Based Compensation shall be made only if such Awards subsequent to such adjustments meet the requirements of Code Section 162(m) for deductibility.

         9.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary with the exception of Section 1.2, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

ARTICLE 10. GENERAL PROVISIONS

         10.1 INTERPRETATION. The Plan is designed and intended to comply, to the extent applicable to Performance-Based Compensation, with Code Section 162(m), and all provisions hereof shall be construed in a manner to so comply.

         10.2 NONTRANSFERABILITY. Except as otherwise provided by the Committee, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as otherwise provided by the Committee, a Participant's rights under the Plan, if any, shall be exercisable during the Participant's lifetime only by the Participant.

         10.3 PARTICIPANT RIGHTS. No Participant shall have any right to an Award under the Plan. The Committee is not obligated to set terms of Awards that are uniform among Participants or Awards.

         10.4 NO RIGHT TO CONTINUED EMPLOYMENT. Neither eligibility to participate nor participation in the Plan shall confer upon a Participant any right to continuation of employment by the Company or any Affiliate, nor shall the Plan interfere in any way with the Company's or any Affiliate's or any employee's right to terminate a Participant's employment at any time.

         10.5 WITHHOLDING TAXES. The Company and each Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or Affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

         10.6 REQUIREMENTS OF LAW. Awards shall be subject to all applicable laws, rules, and regulations. The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction which authority is deemed by the Company's or the Affiliate's counsel to be necessary to the lawful payment hereunder shall relieve the Company or Affiliate of any liability for the failure to make a payment as to which such requisite authority shall not have been obtained.

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         10.7 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company or Affiliate employing the Participant at the time payment pursuant to an Award is due. Should neither the Company nor an Affiliate employ the Participant at the time payment pursuant to an Award is due, the Award shall be the general, unsecured obligation of the last of the Company or Affiliate to employ the Participant (as such employment is specified in the Human Resources records of the Company and Affiliates) prior to the time payment is due. To the extent that any person acquires a right to receive payments from the Company or any Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments made under the Plan shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA. Notwithstanding any of the other terms of this Plan, no Affiliate shall be liable for an Award unless the Affiliate has approved or ratified the Plan or the Award.

         10.8 OTHER COMPENSATION AND BENEFIT PLANS. Nothing in this Plan shall be construed to limit the right of the Company or any Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program, or arrangement.

         10.9 NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's or any Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

         10.10 GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

         10.11 SUCCESSORS. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

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